UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2005

WATERS INSTRUMENTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-1388	41-0832194
(Commission File Number)	(IRS Employer
Identification No.)

13705 26th Ave. N., Suite 102
Minneapolis, Minnesota 55441
(Address of Principal Executive Offices) (Zip Code)

(763) 551-1125
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

Agreement with Resigning CFO

On October 27, 2005, Waters Instruments, Inc. (the “Company”) entered into a Transition Employment Agreement and Release (the “Transition Agreement”) with Gregg Anshus pursuant to his resignation as Chief Financial Officer, effective as of December 9, 2005.  The Transition Employment Agreement and Release provides that Mr. Anshus will continue his ordinary duties as Chief Financial Officer until the start date of a new Chief Financial Officer (CFO), at which time his resignation as CFO will be effective.  For thirty days following the new CFO’s start date, Mr. Anshus will assist the Company and the new CFO with the transition.

Under the terms of the Transition Agreement, the Company will continue to pay Mr. Anshus his current base salary until his term of employment ends, less applicable deductions and withholding.  The Company has also paid him a lump sum bonus of $29,329.30, a portion of which is a performance bonus and a portion of which is a stay bonus subject to certain conditions (“Stay Bonus”).  In addition, the Company will pay him the value of any unused vacation time as well as any compensation withheld during the year for purchases of stock under the Company’s Associates Stock Purchase Plan.  The terms of outstanding stock options held by Mr. Anshus continue as governed by the respective agreements.

If Mr. Anshus does not rescind any part of the Transition Agreement and his employment terminates automatically under the terms of the agreement or without cause, Mr. Anshus will have 21 days following his termination date to sign a Severance Agreement and Release of Claims, pursuant to which the Company will pay him nine months’ base salary (less applicable deductions and withholding) at regular payroll intervals in installments equal to his current paycheck (“Severance Payments”).

Under the terms of the Transition Agreement, if Mr. Anshus is terminated for cause or if he terminates his employment prior to the 30th calendar day following the start date of the new CFO, he will not be entitled to the Stay Bonus, will have to repay any portion of such bonus already paid to him, and he will not be entitled to the Severance Payments or any further compensation or benefits.  If Mr. Anshus is terminated without cause during such period, Mr. Anshus will have the right to retain the Stay Bonus, and the Company will pay his current base salary through the 30th day following the start date of the new CFO, in addition to offering the Severance Payments.

As part of the Transition Agreement, Mr. Anshus has also agreed not to use, disclose, duplicate or record any Company confidential information, and upon his termination date to return all Company property.

Letter Agreement with new CFO

Effective on his first day of employment, the Company entered into a letter agreement with Jeff Mathiesen.  The agreement provides that Mr. Mathiesen will serve as Vice President and Chief Financial Officer of the Company.  The Company has agreed to pay a base salary of $167,000 per year and will be eligible for an annual bonus, which will be determined by the Board of Directors. In addition, the Company agreed to grant Mr. Mathiesen an option to purchase 35,000 shares of common stock at an exercise price to be determined on the first day of employment.

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 27, 2005, Gregg Anshus provided notice to the Company of his resignation as Chief Financial Officer of Waters Instruments, Inc., effective December 9, 2005, pursuant to the Transition Agreement.

On October 27, 2005, the Company approved the appointment of Jeffrey S. Mathiesen as Chief Financial Officer, effective December 10, 2005.  Mr. Mathiesen served and will serve as the Vice President and Chief Financial Officer of Delphax Technologies, Inc. (NASDAQ: DLPX) from July 2004 until December 9, 2005. Mr. Mathiesen’s experience in senior-level financial management roles spans more than 15 years, including significant experience in the manufacturing industry.  Prior to joining Delphax, he headed The Mathiesen Group, Inc., a provider of management and financial consulting services.  From 1996 to 2003, Mr. Mathiesen was Vice President and Chief Financial Officer, then Vice President of Business Development for Micro Component Technology Inc.  He was Vice President and Chief Financial Officer of Recovery Engineering Inc. from 1991 to 1996, and Corporate Controller of Osmonics, Inc. from 1988 to 1991, after beginning his professional career at Deloitte & Touche LLP.  There are no family relationships between new CFO and Company.  There are no transactions, or proposed transactions, during the last two years to which the Company was or is to be a party, in which Mr. Mathiesen had or is to have a direct or indirect material interest.

The full text of the press release regarding the resignation of Mr. Anshus and the appointment of Mr. Mathiesen is set forth in Exhibit 99.1 attached hereto and is incorporated in this Report as if fully set forth herein.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Exhibits:

99.1 Press Release, dated October 27, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2005
WATERS INSTRUMENTS, INC.

	By	/s/ Jerry W. Grabowski
Jerry W. Grabowski, President and
Chief Executive Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

EXHIBIT INDEX

to

FORM 8-K

WATERS INSTRUMENTS, INC.

Date of Report:	Commission File No.:
October 27, 2005	0-1388

Exhibit No.	ITEM

99.1	Press Release, dated October 27, 2005.